SECURITIES AND EXCHANGE COMMISSION
                                               Washington, D.C.  20549
                                                   ______________



                                                      FORM 8-K/a

                                                AMENDMENT NO. 2 TO
                                                   CURRENT REPORT
                                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                                           SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)  August 5, 1994

                    ______
 Delaware         Canandaigua Wine Company, Inc. and its     16-0716709
                     subsidiaries
 New York         Batavia Wine Cellars, Inc.                 16-1222994
 Delaware         Bisceglia Brothers Wine Co.                94-2248544
 California       California Products Company                94-0360780
 New York         Canandaigua West, Inc.                     16-1462887
 New York         Guild Wineries & Distilleries, Inc.        16-1401046
 South Carolina   Tenner Brothers, Inc.                      57-0474561
 New York         Widmer's Wine Cellars, Inc.                16-1184188
 Delaware         Barton Incorporated                        36-3500366
 Delaware         Barton Brands, Ltd.                        36-3185921
 Maryland         Barton Beers, Ltd.                         36-2855879
 Connecticut      Barton Brands of California, Inc.          06-1048198
 Georgia          Barton Brands of Georgia, Inc.             58-1215938
 New York         Barton Distillers Import Corp.             13-1794441
 Delaware         Barton Financial Corporation               51-0311795
 Wisoncsin        Stevens Point Beverage Co.                 39-0638900
 New York         Monarch Wine Company, Limited Partnership  36-3547524
 Illinois         Barton Management, Inc.                    36-3539106
 New York         Vintners International Company, Inc.       16-1443663
_____________      _______________________________________    __________
(State or other    (Exact Name of registrant as specified    (I.R.S.
incorporation or     in its charter)                          Employer
organization)                                            Identification
                                                         Number)

116 Buffalo Street, Canandaigua, New York       14424
___________________________________________________________
(Address of Principal Executive Offices)        (Zip Code)

Registrant's Telephone Number, Including Area Code  (716)394-7900
                                                    _____________


Former Name, Former Adress and Former Fiscal Year, if Changed Since
Last Report

               Item 7.  Financial Statements, Pro Forma Financial
               Information and Exhibits

                   (a)     Financial Statements of Product Lines
               Acquired by Canandaigua Wine Company, Inc.

                       The Heublein Inc. and Affiliates statements of
               assets and liabilities related to the product lines acquired by Canandaigua Wine Company, Inc. as of August 5, 1994 and the related Statements of Identified Income and Expenses of the Product Lines Acquired and Statements of Cash Flows for each of the three years in the period ended September 30, 1993 and the report of KPMG Peat Marwick LLP, independent auditors, thereon, together with the notes thereto, are located at pages 3 through 13 of this Report.

                       The unaudited Intermim Financial Statements of
               Product Lines Acquired by Canandaigua Wine Company,
               Inc. of Heublein Inc. and Affiliates for the ten month periods ended August 5, 1994 and July 31, 1993, together with the notes thereto, are located at pages ___ through ___ of this Report.

                   (b) Pro Forma Financial Information.

                       The unaudited condensed consolidated balance
               sheets and the unaudited pro forma condensed consolidated statements of income for the year ended August 31, 1993 and for the nine months ended May 31, 1994, and the notes thereto are located at pages ___ through ___ of this Report.

                   (c) Exhibits.

                       See Index to Exhibits.

                             Heublein Inc. and Affiliates

                    Financial Statements of Product Lines Acquired
                          by Canandaigua Wine Company, Inc.

                       As of August 5, 1994 and for each of the
                         years in the three-year period ended
                                  September 30, 1993

                     (With Independent Auditors' Report Thereon)

                             Heublein Inc. and Affiliates

                                  Table of Contents


                                                                  Page

               Independent Auditors' Report                         4

               Statement  of  Assets and  Liabilities  Related  to the
               Product Lines
                 Acquired by Canandaigua Wine Company, Inc.         5
               Statements  of Identified  Income and  Expenses of  the
               Product Lines
                 Acquired by Canandaigua Wine Company, Inc.         6
               Statements  of Cash Flows of the Product Lines Acquired
               by
                 Canandaigua Wine Company, Inc.                     7
               Notes to  Financial  Statements of  the  Product  Lines
               Acquired by Canandaigua Wine Company, Inc.        8-13

                       Independent Auditors' Report


               The Board of Directors
               Heublein Inc.:

               We have audited the accompanying statements of assets and liabilities related to the product lines acquired by Canandaigua Wine Company, Inc. as of August 5, 1994 and the related statements of identified income and expenses and cash flows for each of the years in the three-year period ended September 30, 1993. These statements are the responsibility of Heublein Inc.'s management. Our responsibility is to express an opinion on these statements based on our audits.

               We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

               The product lines acquired by Canandaigua Wine Company, Inc. have been operated as an integral part of Heublein Inc. and have no separate legal existence. The basis of preparation of these statements is described in note 1 and transactions with Heublein Inc. and other affiliates are described in note 7 to the financial statements.

               In our opinion, the aforementioned financial statements present fairly the assets and liabilities of the product lines of Heublein Inc. and Affiliates at August 5, 1994 that were acquired by Canandaigua Wine Company, Inc. and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 1993 on the basis described in the preceding paragraph and in conformity with generally accepted accounting principles.

               As discussed in note 2, effective October 1, 1992 the Company changed its method of applying overhead to inventory.


                                           KPMG Peat Marwick LLP
               August 31, 1994

                             Heublein Inc. and Affiliates

           Statement of Assets and Liabilities Related to the Product Lines
                      Acquired by Canandaigua Wine Company, Inc.

                                    August 5, 1994

                            (In thousands of U.S. dollars)


                                        Assets

          Current assets:
            Inventories (note 3)                                  $ 106,938
            Prepaid advertising, merchandising and promotion            901
                  Current assets of the product lines acquired      107,839

            Property, plant and equipment, net (note 4)              46,814
            Other assets                                              3,353
            Trademarks,  net of accumulated amortization of
             4,586 (note 2c)                                         19,639

                                                                  $ 177,645


                                     Liabilities

          Current maturing of capital lease obligation (note 9)   $     599
          Accrued advertising, merchandising and promotion               57
          Other accrued liabilities (note 5)                          2,408
                  Current liabilities of the product lines acquired   3,064

          Capital lease obligation (note 9)                           1,287
          Heublein investment in the product lines acquired         173,294

                                                                  $ 177,645



                   See accompanying notes to financial statements.

                       Heublein Inc. and Affiliates

          Statements of Identified Income and Expenses of the Product Lines Acquired by
                            Canandaigua Wine Company, Inc.

                    Years ended September 30, 1993, 1992 and 1991

                            (In thousands of U.S. dollars)


                                                      1993    1992    1991

          Net sales                               $ 232,755 217,325 222,425
          Cost of goods sold                        178,229 149,389 150,925
                  Gross profit                       54,526  67,936  71,500

          Operating costs and expenses:
            Advertising, merchandising and
		 promotions expense                  26,404  29,361  25,332
            Allocated selling expense                 3,740   3,433   4,076
            Allocated general and administrative
             expense                                  8,152   7,792   7,060
            Research and development                  1,644   1,645   1,465
                  Earnings from operations           14,586  25,705  33,567

          Other expense:
            Allocated interest                        4,742   5,725   6,643
            Amortization of trademarks                  623     623     623
            Allocated amortization of goodwill          150     150     150
              Earnings before taxes and cumulative
             effect of change in accounting principle 9,071  19,207  26,151

          Allocated taxes                             3,951   8,059  10,861
                  Earnings before cumulative effect of
                    change in accounting principle    5,120  11,148  15,290

          Cumulative effect of change in accounting
            principle, net of tax (note 2)            1,919     -       -

                  Net earnings                     $  7,039  11,148  15,290

                   See accompanying notes to financial statements.

                             Heublein Inc. and Affiliates

              Statements of Cash Flows of the Product Lines Acquired by
                            Canandaigua Wine Company, Inc.
            Representing Increase (Decrease) in Cash and Cash Equivalents

                    Years ended September 30, 1993, 1992 and 1991

                            (In thousands of U.S. dollars)


                                                              1993     1992    1991

          Cash flows from operating activities:
            Net earnings                                   $ 7,039   11,148  15,290
            Adjustments to reconcile net earnings to net
             cash (used in) provided by operating activities:
                Depreciation and amortization                6,269    7,238   6,224
                (Increase) decrease in inventories          (8,495) (47,478) 16,410
                (Increase) decrease in prepaid adver-
                   tising merchandising and promotion         (784)      64    (259)
                (Increase) decrease in other assets         (3,505)    (646)    783
                Increase (decrease) in accrued advertising,
                   merchandising and promotion                (532)     345  (1,273)
                Increase (decrease) in other accrued
                   liabilities                                 297     (115)     54
                    Net cash (used in) provided by operating
                      activities                               289  (29,444) 37,229

          Cash flows from investing activities:
            Purchases of property and equipment            (16,010) (2,676) (1,747)
                    Net cash used in investing activities
                                                           (16,010) (2,676) (1,747)

          Cash flows from financing activities:
            Repayments of capital lease obligations   (520)   (481)   (445)
            Net transactions with Heublein Inc.     16,241  32,601 (35,037)
                    Net cash provided by (used in) financing
                     activities                     15,721  32,120 (35,482)

                    Change in cash and cash equivalents
                                                  $     -       -       -


                   See accompanying notes to financial statements.

                             Heublein Inc. and Affiliates

                  Notes to Financial Statements of the Product Lines
               Acquired by
                            Canandaigua Wine Company, Inc.

                          As of August 5, 1994 and the years
                       ended September 30, 1993, 1992 and 1991

                            (In thousands of U.S. dollars)


               (1) Basis of Presentation

                   The accompanying financial statements present the assets sold and the identified income and expenses of the product lines of Heublein Inc. ("Heublein" or the Company) and affiliates, acquired by Canandaigua Wine Company, Inc. effective August 5, 1994 (the "Acquired Product Lines") pursuant to an Asset Purchase Agreement (the "Agreement"). In accordance with the agreement the cash purchase price is approximately $130 million.

                   The assets of the Acquired Product Lines as presented in the accompanying statements of net assets acquired include as of August 5, 1994 (the closing date of the Agreement) the Heublein historical book balances of raw materials and bulk inventory, supplies, work in process and finished goods inventory of the Inglenook and Almaden Wine Brands and Heublein's Grape Concentrate Business, and certain other minor brands, certain fixed assets, trademarks and other assets and liabilities associated with the aforementioned product lines. These product lines have never been operated as a separate business entity but rather have been an integral part of the spirits and wines business of Heublein Inc.

                   The statements of identified income and expenses of the Acquired Product Lines have been prepared for each of the years in the three-year period ended September 30, 1993 (Heublein's fiscal year ended). These statements include the net sales, cost of goods sold, advertising, merchandising and promotion expense, and research and development expense, that substantially relate directly to the Acquired Product Lines. All other income and expense items are allocated based on estimations and assumptions as if the Acquired Product Lines had been operated on a stand-alone basis during the periods presented. The basis for presenting the allocated income and expense items is as follows:

                             HEUBLEIN INC. AND AFFILIATES

                 Notes to Financial Statements of the Products Lines
               Acquired by
                            Canandaigua Wine Company, Inc.



                   (a) selling expenses are allocated by deducting amounts related to product lines retained by Heublein from total wines division selling expenses; (b) general and administrative expenses are allocated based upon (i) for direct wines division expenses, the proportion of net sales volume of the Acquired Product Lines to total wines net sales volume and (ii) for central division expenses, the proportion of gross sales revenues of the Acquired Product Lines to total gross sales revenues; (c) interest expense is allocated by first determining the percentage relationship between the net assets of the Acquired Product Lines versus the total net assets, which percentage is then applied to the actual interest incurred to determine the allocation for the product lines sold, (d) amortization of goodwill is allocated based upon the goodwill recorded related to the Acquired Product Lines amortized over a 40-year period, (e) income taxes are allocated assuming the activities of the Acquired Product Lines were a separate tax paying entity.

                   Management believes the above allocations to be reasonable under the circumstances; however, there can be no assurances that such allocations will be indicative of future results of operations or what the financial position and results of operations of the Acquired Product Lines would have been had it been a separate, stand-alone entity during the periods covered.

               (2) Summary of Significant Accounting Policies

                   (a) Inventories

                       Inventories are stated at the lower of cost or market. Cost is determined by specific lots for the majority of bulk wines and aging brandy and the first-in, first-out (FIFO) method for all other inventory. Marketability has been determined based upon product testing performed in accordance with the Agreement.

                             HEUBLEIN INC. AND AFFILIATES

                 Notes to Financial Statements of the Products Lines
               Acquired by
                            Canandaigua Wine Company, Inc.



                       Bulk wines and brandy in storage for aging over a number of years are included in current assets in accordance with industry practice.

                       Effective October 1, 1992, the Company changed its method of applying certain overheads to inventory. A portion of the overheads which previously were applied to the inventory bottling process are now applied to the bulk wine crushing and fermenting process. The Company believes the change was necessary to more accurately apply overheads to the process to which the costs relate. The Company believes the change in application of this accounting principle is preferable because it improves the matching of overhead costs with the related revenue and it improves the comparability of operating results and financial position with those of other companies. The cumulative effect of this change on October 1, 1992 was $1,919 (net of $1,481 of income taxes). The effect of this change on 1993 results was not significant.

                   (b) Property, Plant and Equipment

                       Property, plant and equipment, including significant improvements thereto, are recorded at cost. Expenditures for repairs and maintenance are charged to expense as incurred. Depreciation and amortization are computed generally by the straight-line method over the estimated useful lives of the respective assets within the following ranges:

                         Buildings and building improvements  1 to 40 years
                          Machinery, fixtures, fittings
			                           and tools              			      4 to 15 years
                         Leasehold improvements and capital   Remaining lease
                           leases                             life or life of
							                                                        improvements

                             HEUBLEIN INC. AND AFFILIATES

                 Notes to Financial Statements of the Products Lines
               Acquired by Canandaigua Wine Company, Inc.



                   (c) Trademarks

                       Trademarks represent the cost, net of amortization, of acquired brand names included in the product lines acquired. Included in trademarks is the Almaden trademark, which was owned by an affiliate of Heublein Inc. until August 2, 1994 when it was acquired by the Company. The trademarks are being amortized on a straight-line basis over periods ranging from 10 to 40 years.

                   (d) Net Sales and Revenues and Cost of Goods Sold

                       Net sales and revenues and cost of goods sold are presented net of federal and state excise taxes of $42,988 in 1993, $40,854 in 1992 and
                       $35,559 in 1991.

                   (e) Taxes

                       The results of the Company's United States operations are included in the consolidated federal income tax return of its ultimate United States parent company, Grand Metropolitan Incorporated. The provision for income taxes has been provided assuming the activities of the acquired product lines were a separate tax paying entity with taxes settled on a current basis.

                       United States and Canadian excise taxes constitute a lien on in-bond inventories.
                       Since these taxes are not payable until inventories are withdrawn from bond, excise taxes have not been accrued with respect to such inventories, in accordance with industry practice.

               (3) Inventories

                   The components of inventories at August 5, 1994 are
               as follows:

                           Raw materials and
                             bulk inventories              $ 89,687
                           Supplies                           2,131
                           Finished goods                    15,120

                                   Total                   $106,938

                   Inventories  whose cost  is determined  by specific
               lots amount to $63,064.

               (4) Property, Plant and Equipment

                   Property, plant and equipment at August 5, 1994 are
               summarized as follows:

                           Land and vineyards              $  1,548
                           Buildings and building
                             improvements                    25,428
                           Plant and machinery               82,500
                           Fixtures, fittings and tools       2,430
                           Capital leases                     5,000
                           Construction in progress           6,141
                                                            123,047

                           Less accumulated depreciation
                            and amortization                (76,233)
                                                           $ 46,814

               (5) Other Accrued Liabilities

                   Other accrued liabilities at August 5, 1994
               consists of:

                           Accounts payable                 $ 1,040
                           Accrued keg deposits                 485
                           Accrued vacation                     408
                           Other                                475
                                                            $ 2,408

               (6) Interest Expense

                   Interest expense has been calculated by applying Heublein's actual interest expense incurred on actual net borrowings, to the percentage of the average net assets of the Acquired Product Lines to Heublein's average total net assets. Those percentages are 9.1% for 1993, 7.8% for 1992 and 6.5% for 1991.


               (7) Taxes

                   The provision for taxes differs from the amount computed by applying the statutory U.S. federal income tax rate of 34.75% for 1993 and 34% for 1992 and 1991 to income before income taxes as follows:

                                                     1993   1992    1991

               Tax at statutory rate              $ 3,152  6,530   8,891
               State income taxes, net of federal
                 tax benefit                          531  1,266   1,706
               Other                                  268    263     264

                                                  $ 3,951  8,059  10,861

         The results of operations of the Acquired Product Lines will be included in the consolidated federal and state income tax returns of Grand Metropolitan Incorporated through the date of sale.

     (8) Related Party Transactions

         Transactions with Heublein and other affiliated companies for the years ended December 31, 1993, 1992 and 1991 relate to the following:

                                                     1993   1992  1991

               Sales to related parties           $  674   1,144  636

     (9) Commitments

         The following schedule sets forth future minimum rental obligations from August 5, 1994 under the long term capital lease:

                                                         Capital lease
                                                          obligations

             Fiscal year ending September 30:
               1994                                      $    120
               1995                                           720
               1996                                           720
               1997                                            540
                   Total minimum payments                    2,100

             Less interest                                    (214)

                   Present value of minimum payments      $  1,886

         The carrying value of the long-term capital lease approximates fair value since the interest rate charged approximates the Company's current borrowing rates for similar instruments.

                     PRO FORMA CONSOLIDATED FINANCIAL DATA

                                  (UNAUDITED)

  The following pro forma consolidated financial data of the Company consists of a Pro Forma Condensed Consolidated Balance Sheet (unaudited) (the "Pro Forma Balance Sheet"), a 1993 Fiscal Year Pro Forma Condensed Consolidated Statement of Income (unaudited) (the "1993 Fiscal Year Pro Forma Statement of Income") and a 1994 Nine Month Pro Forma Condensed Consolidated Statement of Income (unaudited) (the "1994 Nine Month Pro Forma Statement of Income" and, together with the Pro Forma Balance Sheet and the 1993 Fiscal Year Pro Forma Statement of Income, the "Pro Forma Statements").

  The Pro Forma Balance Sheet reflects the combination of the balance sheets of the Company as of May 31, 1994 and the Almaden/Inglenook Product Lines as of August 5, 1994, as adjusted for the Almaden/Inglenook Acquisition. The Pro Forma Balance Sheet is presented as if the Almaden/Inglenook Acquisition had been consummated on May 31, 1994.

  The 1993 Fiscal Year Pro Forma Statement of Income reflects the combination of the income statements of the Company for the year ended August 31, 1993, Barton for the ten months ended June 28, 1993, Vintners for the year ended July 31, 1993 and the Almaden/Inglenook Product Lines for the year ended September 30, 1993, as adjusted for (i) the Barton Acquisition, (ii) the Vintners Acquisition, the Notes Offering and the Conversion, and (iii) the Almaden/Inglenook
Acquisition. The 1993 Fiscal Year Pro Forma Statement of Income is presented as if such transactions were consummated on September 1, 1992.

  The 1994 Nine Month Pro Forma Statement of Income reflects the combination of the income statements for the Company for the nine months ended May 31, 1994, Vintners for the six weeks ended October 15, 1993 and the Almaden/Inglenook Product Lines for the nine months ended June 30, 1994, as adjusted for (i) the Vintners Acquisition, the Notes Offering and the Conversion, and (ii) the Almaden/Inglenook Acquisition. The 1994 Nine Month Pro Forma Statement of Income is presented as if such transactions were consummated on September 1, 1993.

  The Pro Forma Statements also reflects the final purchase accounting adjustment for the Vintners Acquisition based upon an appraisal received by the Company in October 1994.

  The Pro Forma Statements should be read in conjunction with the separate historical financial statements of the Company, Barton, Vintners and the Almaden/Inglenook Product Lines, the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (Registration No. 33-55997). The Pro Forma Statements are based upon currently available information and upon certain assumptions that the Company believes are reasonable under the circumstances. The Pro Forma Statements do not purport to represent what the Company's financial position or results of operations would actually have been if the aforementioned transactions in fact had occurred on such date or at the beginning of the period indicated or to project the Company's financial position or results of operations at any future date or for any future period.

                         CANANDAIGUA WINE COMPANY, INC.
                      AND ALMADEN/INGLENOOK PRODUCT LINES

           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                                                  PRO FORMA
                                  HISTORICAL                     ADJUSTMENTS
                          --------------------------- ---------------------------------------
                                          ALMADEN/
                                         INGLENOOK                     FOR THE
                            COMPANY    PRODUCT LINES    FOR THE       ALMADEN/
                             AS OF         AS OF       VINTNERS       INGLENOOK     PRO FORMA
                          MAY 31, 1994 AUGUST 5, 1994 ACQUISITION    ACQUISITION    CONSOLIDATED
                          ------------ -------------- -----------    -----------    ------------
                                                        (IN THOUSANDS)
ASSETS:
Cash and cash
 equivalents............   $   1,540     $     --                                   $   1,540
Accounts receivable,
 net....................      98,248           --                                      98,248
Inventories.............     215,516       106,938     $(11,258)(a)   $ (24,752)(b)   286,444
Prepaid expenses and
 other current assets...      19,461           901                                     20,362
Property, plant and
 equipment, net.........     167,698        46,814      (10,365)(a)         709 (b)   204,856
Other assets............      77,306        22,992       29,902 (a)      27,296 (b)   161,096
                                                                          3,600 (c)
                           ---------     ---------     --------       ---------       ---------
  Total assets..........   $ 579,769     $ 177,645     $  8,279       $   6,853      $772,546
                           =========     =========     ========       =========      =========
LIABILITIES AND
 STOCKHOLDERS' EQUITY:
Current maturities long-
 term debt and other
 short-term debt........   $   8,794     $     599                    $  13,000 (d)  $  22,393
Notes payable...........      38,000           --                                       38,000
Accounts payable and
 accrued liabilities....      96,656         2,465                        4,203 (c)    103,324
Other current
 liabilities............      11,399           --      $  4,734 (a)                     16,133
Long-term debt
 (excluding current
 maturities)............     178,432         1,287                      111,938 (d)     291,657
Other long-term
 liabilities............       7,852           --         3,545 (a)      48,164 (b)      59,561
Deferred income taxes...      31,480           --                                        31,480
                           ---------     ---------     --------       ---------        ---------
  Total liabilities.....     372,613         4,351        8,279         177,305         562,548
Common stock............         178           --                                           178
Additional paid-in
 capital................     110,067           --                         2,842 (e)     112,909
Retained earnings.......     104,575           --                                       104,575
Heublein investment in
 product lines acquired.         --        173,294                     (173,294)(f)        --
Less: treasury stock....      (7,664)          --                                        (7,664)
                           ---------     ---------     --------       ---------         ---------
  Total stockholders'
   equity...............     207,156       173,294                     (170,452)         209,998
                           ---------     ---------     --------       ---------         ---------
  Total liabilities and
   stockholders' equity.   $ 579,769     $ 177,645     $  8,279       $   6,853         $772,546
                           =========     =========     ========       =========     =========      =========

                         CANANDAIGUA WINE COMPANY, INC.
                      AND ALMADEN/INGLENOOK PRODUCT LINES

      NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(a) Reflects the final purchase accounting adjustments for the Vintners Acquisition based upon the appraised values of the assets acquired and liabilities assumed.

(b) For purchase accounting, Almaden/Inglenook Product Lines assets have been recorded at estimated fair market value subject to adjustment based on the results of an independent appraisal. The purchase price and estimated fair market value are based, in part, on the value of net assets, as defined in the asset purchase agreement, on August 5, 1994. The estimated amounts recorded for assets and liabilities acquired from Almaden/Inglenook Product Lines are not expected to differ materially from the final assigned values. Purchase accounting adjustments were recorded to reduce inventory by $24,752, to increase property, plant and equipment by $709, to record the excess of purchase cost over the fair market value of assets acquired of $44,040, to record $5,724 reflecting the value of the tradenames and to record the elimination of $22,468 of other assets of the Almaden/Inglenook Product Lines. These adjustments are required to record these assets at their estimated fair market values and to conform to the Company's accounting policy for inventory crush costs. The $48,164 reflects an assumed liability for losses on future non-cancelable grape purchase contracts. Inventory of Almaden/Inglenook Product Lines is stated at its acquisition cost as it is not practicable to restate this inventory on the last-in, first-out (LIFO) basis used by the Company.

   The estimated purchase price is $184,498 which consists of (i) $25,000 for the assignment of the Almaden specified brands; (ii) $500 for a covenant not to compete; (iii) estimated net assets at August 5, 1994 of $143,332; (iv) less a discount of $47,575; (v) direct acquisition costs of $3,062; (vi) financing costs of $3,600; (vii) loss reserve on future noncancelable grape purchase contracts of $48,164; (viii) severance liability to employees not retained of $1,222; (ix) liabilities assumed of $4,351; and (x) $2,842 reflecting the estimated value, subject to the results of an independent valuation, assigned to 600,000 options to purchase the Company's Class A Common Stock granted in connection with the Almaden/Inglenook Acquisition.

   Purchase Cost:
     Assignment of the Almaden specified brands...................... $ 25,000
     Covenant not to compete.........................................      500
     Estimated book value of assets..................................  143,332
     Less discount...................................................  (47,575)
                                                                      --------
       Cash purchase price...........................................  121,257
     Direct acquisition costs........................................    3,062
     Financing costs.................................................    3,600
     Loss reserve on future non-cancelable grape purchase contracts..   48,164
     Severance liability to employees not retained...................    1,222
     Liabilities assumed.............................................    4,351
     Issuance of 600,000 options to purchase the Company's Class A
      Common Stock...................................................    2,842
                                                                      --------
       Total purchase cost...........................................  184,498
     Fair market value of Almaden/Inglenook Product Lines assets including capitalized financing costs..........................  140,458
                                                                      --------
     Excess of purchase cost over fair market value of asset ac-
      quired......................................................... $ 44,040
                                                                      ========

(c) Reflects the liability of $4,203 for direct acquisition and severance costs of $2,981 and $1,222, respectively. In addition, the Company funded $81 of direct acquisition cost through Term Loan borrowings. Capitalized financing costs of $3,600 were funded through Term Loan borrowings. See notes (b) above and (d) below.

                         CANANDAIGUA WINE COMPANY, INC.
                      AND ALMADEN/INGLENOOK PRODUCT LINES

     NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)--
                                  (CONTINUED)

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(d) Reflects the borrowings in connection with the Almaden/Inglenook Acquisition net of an overpayment of $9.2 million at closing. The sources and application of funds in connection with the Almaden/
   Inglenook Acquisition are as follows:

   Sources of funds:
     Borrowings under the Term Loans.................................. $124,938
     Accounts payable and accrued liabilities.........................    4,203
     Options issued to purchase 600,000 shares of the Company's Class
      A Common Stock..................................................    2,842
                                                                       --------
       Total sources of funds......................................... $131,983
                                                                       ========
   Application of funds:
     Cash purchase price.............................................. $121,257
     Payment of direct acquisition costs..............................    3,062
     Payment of financing costs.......................................    3,600
     Payment of severance and other costs.............................    1,222
     Options to purchase 600,000 shares of Company's Class A Common
      Stock...........................................................    2,842
                                                                       --------
       Total uses of funds............................................ $131,983
                                                                       ========

(e) Reflects the issuance of an option to purchase 600,000 shares of the Company's Class A Common Stock, exercisable at $30.00 per share for 200,000 shares and $35.00 per share for 400,000 shares. The option has been recorded based upon an average assumed amount of $4.74 per share, which is subject to final adjustment based upon the results of an independent valuation.

(f) Reflects the elimination of the Heublein investment in the Almaden/Inglenook Product Lines.

  CANANDAIGUA WINE COMPANY, INC., BARTON INCORPORATED, VINTNERS INTERNATIONAL
               COMPANY, INC. AND ALMADEN/INGLENOOK PRODUCT LINES

     1993 FISCAL YEAR PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                  (UNAUDITED)

                                       HISTORICAL
                   --------------------------------------------------------
                                                                ALMADEN/
                                  BARTON                       INGLENOOK
                     COMPANY    TEN MONTHS       VINTNERS    PRODUCT LINES
                   YEAR ENDED      ENDED        YEAR ENDED     YEAR ENDED
                   AUGUST 31,    JUNE 28,        JULY 31,    SEPTEMBER 30,
                      1993         1993            1993           1993
                   -----------  -----------     -----------  --------------
                      (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Net sales........   $  306,308   $  200,188 (a)  $  156,397    $  232,755
Cost of product
 sold............      214,931      145,167 (a)     123,405       178,229




                   -----------  -----------     -----------   -----------
Gross profit.....       91,377       55,021          32,992        54,526
Selling, general
 and
 administrative
 expenses........       59,983       36,783          30,779        39,940







                   -----------  -----------     -----------   -----------
Operating income.       31,394       18,238           2,213        14,586
Interest expense,
 net.............       (6,126)        (236)        (22,571)       (4,742)



Other expense....          --           --              --          (773)
Nonrecurring
 transaction
 costs...........          --           --           (1,789)          --
                   -----------  -----------     -----------   -----------
Income (loss)
 before
 cumulative
 effect of change
 in accounting
 principle.......       25,268       18,002         (22,147)        9,071
Provision for
 (benefit from)
 federal and
 state income
 taxes...........        9,664        6,069             --          3,951
                   -----------  -----------     -----------   -----------
Income from
 continuing
 operations......       15,604       11,933         (22,147)        5,120
Cumulative effect
 of change in
 accounting
 principle, net
 of tax..........          --           --              --          1,919
                   -----------  -----------     -----------   -----------
Net income.......  $    15,604  $    11,933     $   (22,147)  $     7,039
                   ===========  ===========     ===========   ===========
Income from
 continuing
 operations per
 common share:
 Primary.........  $      1.30
 Fully diluted...  $      1.20
Cumulative effect
 of change in
 accounting
 principle per
 common share:
 Primary.........  $       --
 Fully diluted...  $       --
Net income per
 common share:
 Primary.........  $      1.30
 Fully diluted...  $      1.20
Weighted average
 shares
 outstanding:
 Primary.........   11,963,652
 Fully diluted...   15,203,114
                                PRO FORMA ADJUSTMENTS
                   --------------------------------------------------------------
                                     FOR THE
                                     VINTNERS
                                   ACQUISITION,      FOR THE
                     FOR THE          NOTES         ALMADEN/
                     BARTON        OFFERING AND     INGLENOOK      PRO FORMA
                   ACQUISITION      CONVERSION     ACQUISITION     CONSOLIDATED
                   --------------- --------------- --------------- ---------------
Net sales........                   $    1,309 (h) $      653 (r)  $  897,610
Cost of product
 sold............  $     (776)(b)       (5,926)(i)     (1,995)(r)     648,830
                                         1,000 (j)     (3,844)(s)
                                                         (463)(t)
                                                         (433)(u)
                                                         (465)(v)
                   --------------- --------------- --------------- ---------------
Gross profit.....         776            6,235          7,853         248,780
Selling, general
 and
 administrative
 expenses........        (287)(b)        1,404 (h)      3,421 (r)     169,832
                         (509)(c)         (259)(i)       (202)(s)
                           79 (d)         (139)(k)     (1,683)(t)
                        1,300 (e)        1,189 (l)        471 (w)
                                            90 (m)        600 (x)
                                        (3,735)(n)
                                            68 (o)
                                           539 (p)
                   --------------- --------------- ---------------  ---------------
Operating income.         193            7,078          5,246          78,948
Interest expense,
 net.............      (2,385)(f)           95 (h)     (2,328)(y)     (23,931)
                                         7,941 (k)
                                         4,189 (o)
                                         2,232 (p)
Other expense....                                         773 (r)         --
Nonrecurring
 transaction
 costs...........                                                      (1,789)
                   --------------- --------------- ---------------  ---------------
Income (loss)
 before
 cumulative
 effect of change
 in accounting
 principle.......      (2,192)          21,535          3,691          53,228
Provision for
 (benefit from)
 federal and
 state income
 taxes...........        (833)(g)         (233)(q)      1,403 (z)      20,021
                   --------------- --------------- ---------------  ---------------
Income from
 continuing
 operations......      (1,359)          21,768          2,288          33,207
Cumulative effect
 of change in
 accounting
 principle, net
 of tax..........                                                       1,919
                   --------------- --------------- ---------------  ---------------
Net income.......  $   (1,359)      $   21,768     $    2,288       $  35,126
                   =============== =============== ===============  ===============
Income from
 continuing
 operations per
 common share:
 Primary.........                                                   $     2.18
 Fully diluted...                                                   $     2.17
Cumulative effect
 of change in
 accounting
 principle per
 common share:
 Primary.........                                                    $    0.13
 Fully diluted...                                                    $    0.13
Net income per
 common share:
 Primary.........                                                    $    2.31
 Fully diluted...                                                    $    2.30
Weighted average
 shares
 outstanding:
 Primary.........                                                    15,203,112 (aa)
 Fully diluted...                                                    15,293,002 (aa)

  CANANDAIGUA WINE COMPANY, INC., BARTON INCORPORATED, VINTNERS INTERNATIONAL
               COMPANY, INC. AND ALMADEN/INGLENOOK PRODUCT LINES

 NOTES TO 1993 FISCAL YEAR PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                  (UNAUDITED)

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(a) Historic Barton sales and cost of product sold reflect a reclassification of federal and state excise taxes and certain other items to conform to the Company's classification.
(b) Reflects the adjusted depreciation expense related to the property, plant and equipment of Barton on the assumption that the Barton Acquisition had taken place on September 1, 1992. These assets have been restated at their estimated fair market values and depreciated using the Company's depreciation methods over the remaining useful lives of the assets. The decrease in depreciation expense of $1,063, as compared to that recorded by Barton was allocated, as indicated, to cost of product sold and to selling, general and administrative expenses. Giving effect to a full year's depreciation expense for the assets acquired in the Barton Acquisition would reduce pretax income by an additional $441.
(c) Reflects the adjusted amortization expense for intangible assets. These assets have been recorded at their estimated fair market value and amortized using the Company's amortization methods over their estimated useful lives. The decrease in amortization expense of $509 as compared to that recorded by Barton was allocated to agency license agreements, distribution relationships and trade names.
(d) Reflects amortization expense of deferred financing costs of $79 over the term of the Credit Facility (72 months).
(e) Reflects the accounting for expenses associated with certain assumed liabilities in connection with the Barton Acquisition.
(f) Reflects an increase in interest expense of $2,385 relating to the debt incurred to finance the Barton Acquisition calculated at an assumed rate of 5% per annum.
(g) Reflects the additional tax benefit calculated using a combined federal and state income tax rate of 38%.
(h) Historic Vintners net sales, selling, general and administrative expenses and interest income reflect the reclassification of certain items to conform to the Company's classification.

(i) Reflects the adjusted depreciation expense related to the acquired property, plant and equipment of Vintners on the assumption that the Vintners Acquisition had taken place on September 1, 1992. These assets have been restated at their estimated fair market values and depreciated using the Company's depreciation methods over the remaining useful lives of the assets. The Company utilizes a convention whereby one-half of the annual depreciation is recorded in the year of acquisition and one-half in the year of disposition. The decrease in depreciation expense of $6,185 as compared to that recorded by Vintners was allocated, as indicated, to cost of product sold and selling, general and administrative expenses. Giving effect to a full year's depreciation expense for the assets acquired in the Vintners Acquisition would reduce pretax income by an additional $2,379.

(j) Reflects increased lease expense related to the Hammondsport lease on the assumption that the lease was entered into on September 1, 1992.
(k) Reflects the elimination of Vintners interest expense of $22,700 and amortization of debt financing costs of $139 and reflects an increase in interest expense of $14,759 relating to the debt incurred to finance the Vintners Acquisition. Interest expense was calculated using an assumed interest rate which started at 9.25% per annum and increased over the 12 month period to 11.75% per annum for the subordinated bank loan used to finance the Vintners Acquisition (the "Subordinated Bank Loan") and an assumed interest rate of 5% per annum for the Revolving Loans.

(l) Reflects amortization expense of intangible assets of $1,189 over 40 years using the straight-line method.
(m) Reflects amortization expense of deferred financing costs of $90 over the term of the Subordinated Bank Loan (120 months) using the effective interest method.
(n) Reflects the elimination of compensation and benefits attributable to the net reduction of certain management and sales personnel in connection with the Vintners Acquisition.
(o) Reflects the elimination of interest expense of $4,189 and amortization expense and transaction costs of $68 related to the Company's Convertible Debentures based upon an assumed conversion on September 1, 1992.
(p) Reflects the issuance of $130,000 of Notes issued by the Company in the Notes Offering and the application of the estimated net proceeds therefrom, together with additional Revolving Loans under the Credit Facility, to repay the Subordinated Bank Loan. Also, reflects the elimination of interest expense of $13,813 on the Subordinated Bank Loan, the addition of interest expense of $11,375 on the Notes utilizing an interest rate of 8.75% per annum, the addition of interest expense of $206 on the additional Revolving Loans utilizing an assumed interest rate of 5% per annum, amortization expense of direct financing costs of $411 related to the Notes, the write-off of $142 of unamortized deferred

  CANANDAIGUA WINE COMPANY, INC., BARTON INCORPORATED, VINTNERS INTERNATIONAL
               COMPANY, INC. AND ALMADEN/INGLENOOK PRODUCT LINES

    NOTES TO 1993 FISCAL YEAR PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
                        INCOME--(UNAUDITED)--(CONTINUED)

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

    financing costs and the reversal of the current year amortization expense of $14 related to the Subordinated Bank Loan.

(q) Reflects the additional tax benefit assuming that the pro forma income before taxes is reduced by Vintners historical net loss using a combined federal and state income tax rate of 38%.
(r) Historic Almaden/Inglenook Product Lines' net sales, costs of product sold, selling, general and administrative expenses and other expense reflect the reclassification of certain items to conform to the Company's classification. See notes to "Selected Historical Financial Data."

(s) Reflects the adjusted depreciation expense related to the acquired property, plant and equipment of Almaden/Inglenook Product Lines on the assumption that the Almaden/Inglenook Acquisition had taken place on September 1, 1992. These assets have been restated at their estimated fair market values and depreciated using the Company's depreciation methods over the remaining useful lives of the assets. The Company utilizes a convention whereby one-half of the annual depreciation is recorded in the year of acquisition and one-half in the year of disposition. The decrease in depreciation expense of $4,046, as compared to that recorded by Almaden/Inglenook Product Lines, was allocated, as indicated, to cost of product sold and selling, general and administrative expenses. Giving effect to a full year's depreciation expense for the assets acquired in the Almaden/Inglenook Acquisition would reduce pretax income by an additional $1,613.
(t) Reflects the elimination of compensation and benefits attributable to the net reduction of certain management and sales personnel in connection with the Almaden/Inglenook Acquisition.
(u) Reflects the elimination of postretirement expense benefits of $433 as the liability to existing retirees was not assumed by the Company and no postretirement benefits will be offered to the new Almaden/Inglenook Product Lines employees hired by the Company at the date of the Almaden/Inglenook Acquisition.
(v) Reflects the elimination of $465 of repair and maintenance expense to conform to the Company's policy of capitalizing the cost of betterments which extend the life of the asset.

(w) Reflects the adjusted amortization expense for intangible assets. These assets have been recorded at their estimated fair market value and amortized using the Company's amortization methods over their estimated useful lives. The increase in amortization expense of $471 as compared to that recorded by Almaden/Inglenook Product Lines was allocated to goodwill and trade names.
(x) Reflects amortization expense of deferred financing costs of $600 over the term of the bank loan (72 months) using the effective interest method.
(y) Reflects the elimination of Almaden/Inglenook Product Lines allocated interest expense of $4,742 and reflects an increase in interest expense of $7,070 relating to the debt incurred to finance the Almaden/Inglenook Acquisition and to reflect the Company's interest cost to finance the annual grape harvest. Interest expense was calculated using an assumed interest rate of 4.5% per annum on the Term Loans and Revolving Loans.
(z) Reflects the additional tax expense calculated using a combined federal and state income tax rate of 38%.
(aa) Reflects the historical  weighted average shares outstanding
               adjusted  for  the  assumed   conversion  of  the  Company's
               convertible debentures and the assumed exercise of an option to  purchase  500,000  shares  and  600,000  shares  of  the
               Company's Class A Common Stock in connection with the Vintners Acquisition and the Almaden/Inglenook Acquisition,
               respectively.     For  purposes  of calculating  primary net
               income  per share,  the  effects  of   the  exercise of  the
               Vintners and the Almaden/Inglenook Product Line options determined under the treasury stock method was antidilutive.
               For  purposes  of  calculating fully  diluted  earnings  per
               share, the effects  of the exercise of the   Vintners option
               determined under the treasury stock method increased the weighted average shares by 89,888, and the effects of exercise of the Almaden/Inglenook Product Lines options determined under the treasury stock method was antidilutive.

    CANANDAIGUA WINE COMPANY, INC., VINTNERS INTERNATIONAL COMPANY, INC. AND
                        ALMADEN/INGLENOOK PRODUCT LINES

      1994 NINE MONTH PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                  (UNAUDITED)

                                    HISTORICAL                          PRO FORMA ADJUSTMENTS
                    -------------------------------------------- ------------------------------------------
                                                                   FOR THE
                                                     ALMADEN/      VINTNERS
                                                     INGLENOOK   ACQUISITION,
                    COMPANY FOR     VINTNERS FOR   PRODUCT LINES    NOTES          FOR THE
                      THE NINE        THE SIX      FOR THE NINE    OFFERING       ALMADEN/
                    MONTHS ENDED    WEEKS ENDED    MONTHS ENDED      AND          INGLENOOK      PRO FORMA
                    MAY 31, 1994  OCTOBER 15, 1993 JUNE 30, 1994  CONVERSION     ACQUISITION     CONSOLIDATED
                    ------------  ---------------- ------------- ------------    -----------     ------------
                                          (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Net sales.........  $   448,739     $    17,263     $   180,514                  $    4,299 (k) $  650,815
Cost of product
 sold.............      319,640          13,999         140,140   $     (718)(a)      2,310 (k)    471,985
                                                                         125 (b)     (2,485)(l)
                                                                                       (344)(m)
                                                                                       (325)(n)
                                                                                       (357)(o)
                    -----------     -----------     -----------   ----------     ----------     ----------
Gross profit......      129,099           3,264          40,374          593          5,500        178,830
Selling, general
 and
 administrative
 expenses.........       87,109           3,789          29,473          (24)(a)      2,569 (k)    122,781
                                                                         (55)(c)       (131)(l)
                                                                         854 (d)        353 (p)
                                                                           9 (e)        450 (q)
                                                                        (467)(f)     (1,251)(m)
                                                                         (20)(g)
                                                                         137 (h)
                                                                         (14)(i)
                    -----------     -----------     -----------   ----------     ----------      ----------
Operating income..       41,990            (525)         10,901          173          3,510         56,049
Interest expense,
 net..............      (12,846)         (2,788)         (4,131)         (55)(c)     (1,521)(r)  $ (19,283)
                                                                         682 (g)
                                                                         313 (h)
                                                                       1,063 (i)
Other expense.....          --              --             (580)         --             580 (k)       --
Nonrecurring
 transaction
 costs............          --             (953)            --                                        (953)
                    -----------     -----------     -----------   ----------     ----------      ----------
Income (loss)
 before provision
 for (benefit
 from) federal and
 state income
 taxes............       29,144          (4,266)          6,190        2,176          2,569         35,813
Provision for
 (benefit from)
 federal and state
 income taxes.....       11,094             --            2,777        (794)(j)         976 (s)     14,053
                    -----------     -----------     -----------   ----------     ----------      ----------
Net income........  $    18,050     $    (4,266)    $     3,413   $    2,970     $    1,593      $  21,760
                    ===========     ===========     ===========   ==========     ==========      ==========
Net income per
 common share:
 Primary..........  $      1.16                                                                  $    1.34
 Fully diluted....  $      1.13                                                                  $    1.34
Weighted average
 shares
 outstanding:
 Primary..........   15,590,328                                                                  16,206,329 (t)
 Fully diluted....   16,329,966                                                                  16,215,580 (t)

                        CANANDAIGUA WINE COMPANY, INC.,
    VINTNERS INTERNATIONAL COMPANY, INC. AND ALMADEN/INGLENOOK PRODUCT LINES

 NOTES TO 1994 NINE MONTH PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                  (UNAUDITED)

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(a) Reflects the adjusted depreciated expense related to the acquired property, plant, and equipment of Vintners on the assumption that the Vintners Acquisition had taken place on September 1, 1993. These assets have been restated at their estimated fair market values and depreciated using the Company's depreciation methods over the remaining useful lives of the assets. The Company utilizes a convention whereby one-half of the annual depreciation is recorded in the year of acquisition and one-half in the year of disposition. The decrease in depreciation expense of $742 as compared to that recorded by Vintners was allocated, as indicated, to cost of product sold and selling, general and administrative expenses. Giving effect to a full nine months' depreciation expense for the assets acquired in the Vintners Acquisition would reduce pretax income by an additional $1,784.

(b) Reflects increased lease expense related to the Hammondsport lease on the assumption that the lease was entered into on September 1, 1993.

(c) Historic Vintners selling, general and administrative expenses and interest income reflect the reclassification of certain items to conform to the Company's classification.

(d) Reflects amortization expense of intangible assets of $854 over 40 years using the straight-line method.

(e) Reflects amortization expense of deferred financing costs of $9 over the term of the Subordinated Bank Loan (120 months) using the effective interest method.

(f) Reflects the elimination of compensation and benefits attributable to the net reduction of certain management and sales personnel in connection with the Vintners Acquisition.

(g) Reflects the elimination of interest expense of $682 and amortization expense and transaction costs of $20 related to the Convertible Debentures based upon an assumed conversion on September 1, 1993.

(h) Reflects the Notes Offering, together with additional Revolving Loans under the Credit Facility, to repay the Subordinated Bank Loan. Also, reflects the elimination of interest expense of $1,803 on the Subordinated Bank Loan, the addition of interest expense of $1,422 on the Notes utilizing an interest rate of 8.75% per annum, the addition of interest expense of $68 on the additional Revolving Loans utilizing an assumed interest rate of 5% per annum, and amortization expense of direct financing costs of $137 related to the Notes.

(i) Reflects the elimination of Vintners interest expense of $2,846 and amortization of debt financing costs of $14 and reflects an increase in interest expense of $1,783 relating to the debt incurred to finance the Vintners Acquisition. Interest expense was calculated using an assumed interest rate which started at 9.25% per annum and increased over the 9 month period to 11.25% per annum for the Subordinated Bank Loan and an assumed interest rate of 5% per annum for the Revolving Loans.

(j) Reflects the additional tax benefit assuming that the pro forma income before taxes is reduced by Vintners historical net loss using a combined federal and state income tax rate of 38%.

(k) Historic Almaden/Inglenook Product Lines' net sales, cost of product sold, selling, general and administrative expenses and other expense reflect the reclassification of certain items to conform to the Company's classification.

(l) Reflects the adjusted depreciation expense related to the acquired property, plant and equipment of Almaden/Inglenook Product Lines on the assumption that the Almaden/Inglenook Acquisition had taken place on September 1, 1993. These assets have been restated at their estimated fair market values and depreciated using the Company's depreciation methods over the remaining useful lives of the assets.
   The Company utilizes a convention whereby one-half of the annual depreciation is recorded in the year

                        CANANDAIGUA WINE COMPANY, INC.,
    VINTNERS INTERNATIONAL COMPANY, INC. AND ALMADEN/INGLENOOK PRODUCT LINES

NOTES TO 1994 NINE MONTH PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)--(CONTINUED)

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

   of acquisition and one-half in the year of disposition. The decrease in depreciation expense of $2,616, as compared to that recorded on a historical basis was allocated, as indicated, to cost of product sold and selling, general and administrative expenses. Giving effect to a full nine months' depreciation expense for the assets acquired in the Almaden/Inglenook Acquisition would reduce pretax income by an additional $1,210.

(m) Reflects the elimination of compensation and benefits attributable to the net reduction of certain management and sales personnel in connection with the Almaden/Inglenook Acquisition.

(n) Reflects the elimination of postretirement expense benefits of $325 as the liability to existing retirees was not assumed by the Company and no postretirement benefits will be offered to the new Almaden/Inglenook Product Lines employees hired by the Company at the date of the Almaden/Inglenook Acquisition.

(o) Reflects the elimination of $357 of repair and maintenance expense to conform to the Company's capitalization policy.

(p) Reflects the adjusted amortization expense for intangible assets. These assets have been recorded at their estimated fair market value and amortized using the Company's amortization methods over their estimated useful lives. The increase in amortization expense of $353 as compared to that recorded on a historical basis was allocated to goodwill and trade names.

(q) Reflects amortization expense of deferred financing costs of $450 over the term of the bank loan (72 months) using the effective interest method.

(r) Reflects the elimination of Almaden/Inglenook Product Lines allocated interest expense of $4,131 and reflects an increase in interest expense of $5,652 relating to the debt incurred to finance the Almaden/Inglenook Acquisition and to reflect the Company's interest cost to finance the annual grape harvest. Interest expense was calculated using an assumed interest rate of 4.8% per annum on the Term Loans and Revolving Loans.

(s) Reflects the additional tax expense calculated using a combined federal and state income tax rate of 38%.

(t)  Reflects the historical weighted average shares  outstanding adjusted for the assumed conversion of the Company's convertible debentures and the assumed exercise of an option to purchase 500,000 shares and 600,000 shares of the
               Company's Class A Common Stock in connection with the Vintners Acquisition and the Almaden/Inglenook Acquisition, respectively. For purposes of calculating primary net income per share, the effects of the exercise of the Vintners option determined under the treasury stock method increased the weighted average shares by 17,173 and the effect  of the  exercise  of the  Almaden/Inglenook  Product
               Lines options determined under the treasury stock method was antidilutive. For purposes of calculating fully diluted earnings per share, the effects of the exercise of the Vintners option determined under the treasury stock method increased the weighted average shares by 22,912, and the effects of exercise of the Almaden/Inglenook Product Lines options determined under the treasury stock method was antidilutive.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                    CANANDAIGUA WINE COMPANY, INC.


Dated:  Oct. 31, 1994                   By:  /s/Richard Sands
                                            Richard Sands, President and
                                            Chief Executive Officer


                                 SUBSIDIARIES

                                    Batavia Wine Cellars, Inc.


Dated:  Oct. 31, 1994                        By:/s/Richard Sands
                                            Richard Sands, Vice President

                                    Bisceglia Brothers Wine Co.


Dated:  Oct. 31, 1994                        By: /s/Richard Sands
                                            Richard Sands, Vice
                                            President

                                    Canandaigua West, Inc.


Dated:  Oct. 31, 1994                        By:/s/Richard Sands
                                            Richard Sands, President

                                           California Products Company


Dated:  Oct. 31, 1994                        By: /s/Richard Sands
                                            Richard Sands, Vice
                                            President

                                      Guild Wineries & Distilleries,
                                     Inc.


Dated:  Oct. 31, 1994                        By: /s/Richard Sands
                                            Richard Sands, Chairman of
                                            the Board

                                    Tenner Brothers, Inc.


Dated:  Oct. 31, 1994                        By: /s/Richard Sands
                                            Richard Sands, Vice
                                            President


                                    Widmer's Wine Cellars, Inc.


Dated:  Oct. 31, 1994                        By:/s/Richard Sands
                                            Richard Sands, Vice
    					    President

                                    Barton Incorporated


Dated:  Oct. 31, 1994                     By: /s/Richard Sands
                                            Richard Sands, Vice
     					    President

                                    Barton Brands, Ltd.


Dated:  Oct. 31, 1994                     By:/s/Richard Sands
                                            Richard Sands, Vice
                                             President

                                    Barton Beers, Ltd.


Dated:  Oct. 31, 1994                       By:  /s/Richard Sands
                                           Richard Sands, Vice
                                        President

                                    Barton Brands of California, Inc.


Dated:  Oct. 31, 1994                        By:/s/Richard Sands
                                            Richard Sands, Vice
                                        President

                                    Barton Brands of Georgia, Inc.


Dated:  Oct. 31, 1994                    By:/s/    Richard Sands
                                        Richard Sands, Vice President

                                    Barton Distillers Import Corp.


Dated:  Oct. 31, 1994                        By: /s/Richard Sands
                                            Richard Sands, Vice
                                        President

                                    Barton Financial Corporation


Dated:  Oct. 31, 1994                     By:/s/Raymond E. Powers
                                            Raymond E. Powers, Vice President

                                    Stevens Point Beverage Co.


Dated:  Oct. 31, 1994                     By:/s/Richard Sands
                                            Richard Sands, Vice President

                                    Monarch Wine Company, Limited
                                    Partnership


Dated:  Oct. 31, 1994                     By:/s/Richard Sands
                                            Richard Sands, Vice
                                        President Barton
                                            Management, Inc., General
                                        Partner

                                    Barton Management, Inc.


Dated:  Oct. 31, 1994                        By:   /s/Richard Sands
                                            Richard Sands, Vice
                                            President

                              Vintners International Company, Inc.


Dated:  Oct. 31, 1994                        By:/s/Richard Sands
                                            Richard Sands, President

                                     INDEX TO EXHIBITS


          (1)  Underwriting agreement

               Not Applicable.

          (2)  Plan    of    acquisition,    reorganization,   arrangement,
               liquidation or succession

               (a) Asset Purchase Agreement between Heublein, Inc. and Canandaigua Wine Company, Inc. dated August 3, 1994 (including a list briefly identifying all contents of all omitted exhibits and schedules thereto *) is incorporated herein by reference to Exhibit 2(a) to the Registrant's Current Report on Form 8-K, dated August 5, 1994, of which this Amendment No. 2 on Form 8-K/A forms a part. The Registrant will furnish supplementally to the Commission upon request a copy of any omitted exhibit or schedule thereto.

               (b) Second Amendment and Restatement dated as of August 5, 1994 of Amendment and Restatement of Credit Agreement dated as of June 29, 1993 among the Registrant, its subsidiaries and certain banks for which The Chase Manhattan Bank (National Association) acts as agent (including a list briefly identifying the contents of all omitted exhibits and schedules thereto *) is incorporated herein by reference to Exhibit 2(b) to the Registrant's Current Report on Form 8-K, dated August 5, 1994, of which this Amendment No. 2 on Form 8-K/A
                    forms   a   part.      The   Registrant   will  furnish
                    supplementally to the Commission upon request a copy of any omitted exhibit or schedule thereto.

               (c) Security Agreement dated as of August 5, 1994 among the Registrant, its Subsidiaries and certain banks for which The Chase Manhattan Bank (National Association) acts as agent (including a list briefly identifying the contents of all omitted exhibits and schedules thereto *) is incorporated herein by reference to Exhibit 2(b) to the Registrant's Current Report on Form 8-K, dated August 5, 1994, of which this Amendment No. 2 on Form 8-K/A forms a part. The Registrant will furnish supplementally to the Commission upon request a copy of any omitted exhibit or schedule thereto.

          (4)  Instruments  defining   the  rights  of   security  holders,
               including indentures

               Not Applicable.

          (16) Letter re change in certifying accountant

               Not Applicable.

          (17) Letter re director resignation

               Not Applicable.

          (20) Other documents or statements to security holders

               Not Applicable.

          (23) Consents of experts and counsel

              Consent of KPMG Peat Marwick LLP is incorporated herein by reference to Exhibit 23 to the Registrant's Current Report on Form 8-K, dated August 5, 1994, of which this Amendment No. 2 on Form 8-K/A forms a part.


          (24) Power of attorney

               Not Applicable.

          (27) Financial Data Schedule

               Not Applicable.

          (99) Additional Exhibits

               None.

          * The Registrant will provide copies to security holders of any of the referenced omitted exhibits upon written request.